UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2011

AMERITRANS CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00193	52-2102424
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
50 Jericho Quadrangle Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 355-2449

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Stock Purchase Agreement, dated as of April 12, 2011, and amended as of June 17, 2011 (as amended, the “Stock Purchase Agreement”), by and between Ameritrans Capital Corporation (the “Company”) and Renova US Holdings Ltd. (the “Purchaser”), the Company agreed to cause its Board of Directors to be reconstituted by, (i) accepting the resignations of four of the current directors of the Company, effective immediately prior to the initial closing (the “Initial Closing”) of the transactions contemplated by the Stock Purchase Agreement, (ii) increasing the size of the Board of Directors to 11 members and (iii) appointing certain individuals identified by the Purchaser to fill the vacancies created thereby.

In contemplation of the Initial Closing, on June 24, 2011, Murray Indick and Howard Sommer and, on June 27, 2011, Gary Granoff, submitted their respective resignations as directors of the Company and each of the direct and indirect subsidiaries of the Company (including, without limitation, Elk Associates Funding Corporation) for which he was serving as a director, in each case effective immediately prior to the Initial Closing.

In the event the Stock Purchase Agreement is validly terminated in accordance with its terms prior to the Initial Closing, each of the resignations of Mr. Indick, Mr. Sommer and Mr. Granoff will be null and void and have no further force and effect.

In addition, on June 28, 2011, Gary Granoff notified the Company of his election to terminate the Amended and Restated Employment Agreement, dated October 10, 2008, between Mr. Granoff, the Company and Elk Associates Funding Corporation (as amended, the “Granoff Employment Agreement”) upon the closing of the transactions contemplated by the Stock Purchase Agreement and the sale by the Company of more than 50% of the voting control for election to the Board of Directors of the Company in accordance with the Stock Purchase Agreement.  Pursuant to the Granoff Employment Agreement, Mr. Granoff is entitled to terminate his employment with the Company and Elk  for “good reason”.  The Granoff Employment Agreement provides that Mr. Granoff shall have “good reason” to terminate his employment on account of, among other things, a Change in Control (as defined in the Granoff Employment Agreement) without Mr. Granoff’s consent.  If consummated, the Initial Closing under the Stock Purchase Agreement will constitute a Change of Control.  Pursuant to the Granoff Employment Agreement, if Mr. Granoff’s employment is terminated by Mr. Granoff for good reason, the Company is required to pay Mr. Granoff (i) in a lump sum an amount equal to his base salary (including certain SEP payments described in the Granoff Employment Agreement) through the date of termination and an amount equal to the sum of the base salary remaining through June 30, 2013 as if the Granoff Employment Agreement had not been terminated and (ii) health insurance benefits provided to Mr. Granoff through June 30, 2013 as if Mr. Granoff’s employment had not been terminated.

The Initial Closing under the Stock Purchase Agreement is subject to various closing conditions, including regulatory approval.  A more in-depth discussion of the conditions to the Initial Closing can be found in the Company's Revised Definitive Proxy Statement on Amendment No. 1 to Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2011, as amended by the Company’s Amendment to the Revised Proxy Statement on Schedule on Schedule 14A, filed with the SEC on June 17, 2011 (as amended, the “Special Meeting Proxy Statement”), and the Company’s Current Reports on Form 8-K filed with the SEC on April 14, 2011 and June 17, 2011.

Item 5.07     Submission of Matters to a Vote of Security Holders

Annual Meeting on June 23, 2011

The Company held its annual meeting of stockholders on June 23, 2011 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals, which are described in detail in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (“SEC”) on May 31, 2011 (the “Annual Meeting Proxy Statement”).

Proposal No. 1.  At the Annual Meeting, the stockholders elected  a total of nine directors, seven of whom were elected by holders of both the Company’s common stock, $.0001 par value per share (the “Common Stock”), and its 9 ⅜% participating preferred stock, face value $12.00 per share (the “Preferred Stock”), voting together as a single class, and two of whom  were elected only by the holders of the Preferred Stock.

At the Annual Meeting, the holders of Common Stock and Preferred Stock, voting together as a single class, cast their votes as follows with respect to the seven nominees elected by holders of both classes of stock:

Nominee	For	Withheld Authority for Nominee	Not Voted
Michael Feinsod	2,086,053	99,715	910,472
Gary C. Granoff	1,020,382	1,165,386	910,472
Elliott Singer	2,101,803	83,965	910,472
Steven Etra	2,071,861	113,907	910,472
Peter Boockvar	2,101,803	83,965	910,472
Howard f. Sommer	2,101,803	83,965	910,472
Murray A. Indick	2,101,803	83,965	910,472

The holders of Preferred Stock cast their votes as follows with respect to the two nominees elected by the holders of Preferred Stock:

Nominee	For	Withheld Authority for Nominee	Not Voted
John R. Laird	103,900	100	173,218
Ivan J. Wolpert	103,900	100	173,218

Proposal No. 2.  At the Annual Meeting, the holders of Common Stock and Preferred Stock also voted to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Annual Meeting Proxy Statement, based on the following votes:

For	Against	Abstain	Not Voted
1,685,946	121,087	378,735	910,472

Proposal No. 3.  At the Annual Meeting, the holders of Common Stock and Preferred Stock also voted to approve, on a non-binding advisory basis, “three years” as the frequency for advisory stockholder votes on the compensation of the Company’s named executive officers, based on the following votes:

Three Years	Two Years	One Year	Abstain	Not Voted
1,351,677	393,032	379,775	61,284	910,472

Proposal No. 4.  At the Annual Meeting, the holders of Common Stock and Preferred Stock, voting together as a single class, also voted to ratify the appointment of Rosen Seymour Shapss Martin & Company LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2011, based on the following votes:

For	Against	Abstain
3,030,733	50,880	14,627

Special Meeting on June 24, 2011

The Company also held a special meeting of its stockholders on June 24, 2011 (the “Special Meeting”).  At the Special Meeting, the Company’s stockholders voted on three proposals, which are described in detail in the Special Meeting Proxy Statement.

Proposal No. 1.  At the Special Meeting, the stockholders of the Company approved the issuance of (i) $25,000,000 of Common Stock (the “Initial Purchased Stock”) at the Initial Closing, and (ii) additional Common Stock (the “Additional Purchased Stock”), for an aggregate purchase price initially equal to $35,000,000 (if such investment is made at the Initial Closing), as may be increased at an accrual rate of 12% per annum, applied daily to the unpaid balance, to up to a maximum of $40,000,000, to the extent Additional Purchased Stock is purchased subsequent to the date of the Initial Closing, no later than at subsequent quarterly closings to be held from time to time between the date of the Initial Closing and the second anniversary of the Initial Closing, in each case at a per share purchase price equal to the greater of (i) $1.80 and (ii) the per share net asset value of the Company, as determined by the Board of Directors of the Company as of a time not more than 48 hours (excluding Sundays and holidays) prior to the applicable closings, and otherwise upon the terms and subject to the conditions set forth in the Stock Purchase Agreement.

At the Special Meeting, the holders of Common Stock and Preferred Stock, voting together as a single class, cast their votes as follows:

For	Against	Abstain
2,272,815	45,040	1,553

Proposal No. 2.  At the Special Meeting, the holders of Common Stock and Preferred Stock, voting together as a class, also approved the adoption an amended and restated certificate of incorporation of the Company in the form attached as Annex II to the Special Meeting Proxy Statement (the “Amended and Restated Charter”) based on the following votes:

For	Against	Abstain
2,264,765	52,940	1,703

The holders of Common Stock, voting separately as a single class, also voted  to adopt the Amended and Restated Charter, based on the following votes:

For	Against	Abstain
2,155,506	46,993	1,703

Proposal No. 3.  At the Special Meeting, the holders of Common Stock and Preferred Stock also voted  to approve an Investment Advisory Agreement between the Company and Ameritrans Capital Management, LLC, in the form attached as III to the Special Meeting Proxy Statement, based on the following:

For	Against	Abstain
2,264,965	52,990	1,453

Item 8.01     Other Events

On June 27, 2011, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERITRANS CAPITAL CORPORATION

Date: June 29, 2011	By:	/s/ Michael Feinsod
		Name:	Michael Feinsod
		Title:	Chief Executive Officer and President